UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2011

Reed’s Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32501	35-2177773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 South Spring Street, Los Angeles, California 90061
(Address of principal executive offices and zip code)

Not applicable
(Former name or former address if changed since last report)

Registrant’s telephone number, including area code: (310) 217-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

REED’S INC.

Item 1.01 Entry into a Material Definitive

Reed’s, Inc., a Delaware corporation (the "Company"), entered into a Securities Purchase Agreement (the "Purchase Agreement") on January 28, 2011, with three institutional investors for the sale of common stock and warrants for $750,000.00. The terms of the Purchase Agreement include the sale of 304,880 shares of common stock at $2.46 per share. The warrants are exercisable for a period of 5 years into 121,952 shares at $2.77 per share. All of such warrants contain customary adjustments for corporate events such as reorganizations, splits and dividends.

The completion of the offering is subject to the satisfaction of customary closing conditions and is expected to close on or before February 7, 2011. The net proceeds from the transaction will be used solely for working capital purposes. In the Purchase Agreement, the Company agreed not to use the proceeds to satisfy any debt, to redeem any of the Company's outstanding securities or with respect to any litigation involving the Company.

At the closing of the transaction, the Company will enter into a registration rights agreement (the "Registration Rights Agreement") with the institutional investors. Pursuant to the Registration Rights Agreement, the Company will be required to file a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "SEC") covering the resale of the common stock to be sold and the common stock underlying the warrants to be sold (the "Registration Statement").

The Company will be required to pay all expenses incurred in connection with the filing of the Registration Statement. The Company will also be obligated to use its best efforts to file the Registration Statement within 30 days of the closing date of the transaction. In addition, the Company will be obligated to use its best efforts to cause the SEC to declare the Registration Statement effective within 90 days of the closing date of the transaction (or 120 days in the event that the Registration Statement is subject to review by the SEC), and the Company will be required to pay certain negotiated cash payments to the institutional investors in the event that the Registration Statement is not filed within 30 days of such closing date or is not declared effective within 90 days of such closing date (or 120 days in the event that the Registration Statement is subject to review by the SEC).

Item 3.02. Unregistered Sales of Equity Securities

The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02.

The offer, issuance and sale by the Company of the shares of common stock, warrants and the shares of common stock underlying the warrants in the transaction have not been registered under the Securities Act and may not be offered or sold without registration with the SEC under the Securities Act or under an applicable exemption from the Securities Act. The description of the documents in this current report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, the form of Warrant and the form of the Registration Rights Agreement, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this report and are incorporated herein by reference.

Source Capital Group, Inc. acted as the exclusive placement agent for the transaction pursuant to an engagement agreement dated April 22, 2010. The engagement agent agreement dated is furnished as Exhibit 10.4 to this current report.

Item 8.01. Other Events

On January 28, 2011, the Company issued a Press Release announcing the Offering, a copy of which is furnished as exhibit 99.1 to this current report.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

10.1	Securities Purchase Agreement dated January 28, 2011
10.2	Form of Series Warrant
10.3	Form of Registration Rights Agreement
10.4	Engagement Agreement between Reed’s Inc. and Source Capital Group, Inc. dated April 22, 2010.
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REED’S INC.

Dated: January 28, 2011	By:	/s/ Christopher J. Reed
Christopher J. Reed, CEO
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